UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

ID-CONFIRM, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50489

(Commission File Number)

98-0222930

(I.R.S. Employer Identification Number)

Suite 400, 1800 Boulder Street, Denver, Colorado 80211-6400

(Address of principal executive offices, including zip code)

(303) 458-5727

(Registrant's telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On July 13, 2005, we decided to engage new auditors as our independent accountants to audit our financial statements. Our Board of Directors approved the change of accountants to Gordon Hughes & Banks, LLP, an independent registered firm of Certified Public Accountants. Accordingly, we dismissed Moore Stephens Ellis Foster, Chartered Accountants, on July 13, 2005.

During our two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Moore Stephens Ellis Foster, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by Moore Stephens Ellis Foster, for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals, except that Moore Stephens Ellis Foster expressed in their report substantial doubt about our ability to continue as a going concern. The decision to change accountants was based on the determination by the Board of Directors that such a step was necessary in order that our auditors be located in the same city as our head offices and as such be more accessible to the company.

We provided Moore Stephens Ellis Foster with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Moore Stephens Ellis Foster is filed as Exhibit 16.1 to this Form 8-K/A.

We have engaged the firm of Gordon Hughes & Banks, LLP, as of July 13, 2005. Gordon Hughes & Banks, LLP was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01	Financial Statements and Exhibits

16.1 Letter from Moore Stephens Ellis Foster Ltd. regarding change in independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ID-CONFIRM, INC.

Per: /s/ Ronald Baird

Ronald Baird

President

Dated: August 3, 2005